UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Diversified Restaurant Holdings, Inc. (the “Company”) held the reconvened session of its 2017 annual shareholder meeting today, July 13, 2017 (the “Reconvened Session”), as scheduled by the Company and reported in the Company’s Proxy Statement Supplement, filed with the U.S. Securities and Exchange Commission on June 23, 2017 (the “Proxy Supplement”).

As reported on Form 8-K filed May 19, 2017, our shareholders voted at the initial session of our annual meeting held on May 18, 2017 to approve three of four proposals: Proposal No. 1 -- Election of Directors; Proposal No. 3 -- Appointment of Independent Auditor; and Proposal No. 4 -- Advisory Vote on Executive Compensation. The annual meeting was adjourned as to Proposal No. 2 -- Approval of the Company’s Stock Incentive Plan of 2017, as detailed in the Proxy Supplement.

At the Reconvened Session held today, our shareholders were asked to vote on Proposal No. 2 -- Approval of the Company’s Stock Incentive Plan of 2017, and the final voting results for this proposal are set forth below.

Proposal No. 2 - Approval of the Company’s Stock Incentive Plan of 2017

The votes cast regarding approval of the Company’s Stock Incentive Plan of 2017 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,388,768	119,446	13,089	—

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 13, 2017	By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

2